Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Bill Davis

Perficient, Inc.

(314) 995-8822

bill.davis@perficient.com

Perficient, Inc. Reports First Quarter 2004 Results

AUSTIN, Texas, April 27, 2004—Perficient, Inc. (NASDAQ: PRFT), a leading eBusiness solutions provider in the central United States, today reported financial results for the quarter ended March 31, 2004.

Financial Highlights

For the first quarter ended March 31, 2004:

•                  Revenue from services and software was up 12% to $7,994,262 versus $7,143,145 in the first quarter of 2003.

•                  Reported net income was $620,518 versus a net loss of $85,380 in the first quarter of 2003.

•                  Earnings per share were $0.04 as compared to a net loss of $0.01 per share during the first quarter of 2003

•                  Gross margin for services revenue was 43% versus 43% in the first quarter of 2003.

•                  Gross margin for software revenue was 13% as compared to 14% in the first quarter of 2003.

•                  EBITDA (a non-GAAP performance measure) was up 78% to $1,182,822 versus $662,831 during the first quarter of 2003.

This report does not include financial results of Genisys Consulting Inc, which was acquired by Perficient on April 2. The company will begin to include those results in Q2 2004 reporting.

“Perficient’s first quarter results showed record-setting revenue, earnings per share and EBITDA,” said Jack McDonald, Perficient’s chairman and chief executive officer. “In addition, our acquisition of Genisys Consulting was a significant step toward achieving our goal of reaching $50 million in annual revenues by the end of 2004.”

Other Q1 2004 Highlights

Among other Q1 2004 highlights, Perficient:

•                  Was featured in varBusiness, the leading magazine covering strategy and technology trends for eBusiness solutions providers, as one of the 500 most profitable and well-performing IT service businesses;

•                  Was referenced in Forbes magazine as one of IT veteran Morton Meyerson’s key 2003 investments;

•                  Was highlighted as a WebSphere ‘Star Partner’ at IBM’s Partnerworld 2004 conference;  and

•                  Added new customer relationships and follow-on projects with leading companies and organizations including: Anheuser-Busch , Boeing, Fortis, KV Pharmaceutical, Louis Dreyfus, Nash Finch, Pepsi, Pfizer, Pioneer Seed, ShopNBC, Spring Arbor University, State Farm, Unigroup, Union Bank of California, Zaxby’s and many others.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of any mergers, acquisitions, divestitures or other business combinations that may be completed after April 27, 2004.

The company expects its Q2 2004 services and software revenue, net of reimbursed expenses, to be in the range of $9.1 million to $9.5 million, comprised of $8.6 million to $9.0 million in services revenue and $0.5 million in software revenue. It is the company’s practice to include in its revenue guidance only those software sales actually booked as of the guidance date. The forecast range of services revenue would represent services revenue growth of 41% to 47% over the second quarter of 2003.

Earnings Conference Call and Webcast

Perficient will host a public conference call at 3:30 p.m. CST today. Analysts and investors wishing to participate in the call and ask questions during the call’s Q&A session may access the call as follows:

Toll-Free: 800-884-5695

International: 617-786-2960

Participant Passcode: 63859754

In addition, the call will be webcast by CCBN and may be accessed via Perficient’s website at www.perficient.com.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors may listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors may access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

About Perficient

Perficient is a leading provider of eBusiness solutions in the Central United States. Perficient helps companies acquire and strengthen their customer relationships, reduce their costs and empower their employees by helping them create Enabled Enterprises™, Web-based infrastructures with dynamically-integrated business applications that extend enterprise technology assets to customers, employees, suppliers and partners. Perficient is an award-winning “Premier Level” IBM business partner and a recognized expert in IBM’s WebSphere® software. Perficient’s other partners consist of leading eBusiness technology and services providers including Microsoft, Stellent, Bowstreet, Wily Technology, Tibco, Mainline, Digex, Fusion and others. For more information about Perficient, which has more than 210 professionals in the Central US and Canada, please visit http://www.perficient.com/. IBM and WebSphere are trademarks of International Business Machines Corporation in the United States, other countries, or both.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements that are subject to risk and uncertainties, including, but not limited to, the impact of competitive services, demand for services like those provided by the company and market acceptance risks, fluctuations in operating results, cyclical market pressures on the technology industry, the ability to manage strains associated with the company’s growth, credit risks associated with the company’s accounts receivable, the company’s ability to continue to attract and retain high quality employees, accurately set fees for and timely complete its current and future client projects, and other risks detailed from time to time in the company’s filings with Securities and Exchange Commission, including the most recent Form 10-KSB and Form 10-QSB. The foregoing information concerning Perficient’s business outlook represents our outlook as of the date of this news release, and Perficient undertakes no obligation to update or revise any forward-looking statements whether as a result of new developments or otherwise.

Use of Non-GAAP Financial Information

To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Perficient uses non-GAAP measures, such as EBITDA, which are adjusted from results based on GAAP to exclude certain expenses. Perficient believes these non-GAAP financial measures are important representations of a company’s financial performance and uses such non-GAAP information internally to evaluate and manage its operations. Management has provided information regarding EBITDA to assist investors in analyzing Perficient’s financial position and results of operations. These non-GAAP measures are provided to enhance the user’s overall understanding of our financial performance, but are not intended to be regarded as an alternative to or more meaningful than GAAP measures. The non-GAAP measures presented may not be comparable to similarly titled measures presented by other companies. A reconciliation of EBITDA to income (loss) from operations and net income (loss) is included in the unaudited consolidated statements of operations.

PERFICIENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2003	2004
	(unaudited)
Revenue
Services	$5,745,310	$6,663,786
Software	1,397,835	1,330,476
Reimbursable expenses	462,592	378,165
Total revenue	7,605,737	8,372,427

Cost of revenue
Project personnel costs	3,206,273	3,695,143
Software costs	1,196,750	1,153,353
Reimbursable expenses	462,592	378,165
Other project related expenses	73,196	110,273
Gross margin	2,666,926	3,035,493

Selling, general and administrative	1,962,226	1,840,203
Stock compensation	41,869	12,468
EBITDA(1)	662,831	1,182,822

Depreciation	201,162	101,122
Intangibles amortization	337,500	50,001
Income from operations	124,169	1,031,699
Interest income	1,004	98
Interest expense	(74,588)	(14,371)
Other	(5,965)	2,092
Income before income taxes	44,620	1,019,518
Provision for income taxes	130,000	399,000
Net income (loss)	$(85,380)	$620,518

Accretion of dividends on preferred stock	(46,830)	—
Net income (loss) available to common stockholders	$(132,210)	$620,518

Basic and diluted net income (loss) per share	$(0.01)	$0.04

Shares used in computing basic net income (loss) per share	8,947,792	14,500,158

Shares used in computing diluted net income (loss) per share	14,367,427	17,634,229

(1) EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income (loss) or GAAP net income (loss).  EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

PERFICIENT, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2003	2004
		(unaudited)
ASSETS
Current assets:
Cash	$1,989,395	$4,075,929
Accounts receivable, net	5,534,607	6,673,514
Other current assets	297,058	324,203
Total current assets	7,821,060	11,073,646
Net property and equipment	699,145	619,964
Net intangible assets	11,693,834	11,643,834
Other noncurrent assets	45,944	46,066
Total assets	$20,259,983	$23,383,510

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$129,895	$372,319
Other current liabilities	3,310,872	3,315,592
Current portion of note payable to related party	366,920	310,559
Total current liabilities	3,807,687	3,998,470
Note payable to related party	436,258	444,490
Total liabilities	4,243,945	4,442,960
Commitments and contingencies
Stockholders’ equity:
Common stock	14,033	15,213
Additional paid-in capital	76,315,780	78,618,401
Unearned stock compensation	(26,623)	(14,154)
Accumulated other comprehensive loss	(51,830)	(64,106)
Retained deficit	(60,235,322)	(59,614,804)
Total stockholders’ equity	16,016,038	18,940,550
Total liabilities and stockholders’ equity	$20,259,983	$23,383,510